Exhibit 99.1

FOR IMMEDIATE RELEASE
May 12, 2015	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q2 RESULTS
Total Sales +44% with Restaurant Level Operating Profit +81%
Good Times Same Store Sales Increase 8.3% in Q2
Conference Call Wednesday, May 13, 2015, at 9:00 a.m. MST/11:00 EST

(LAKEWOOD, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the second fiscal quarter ended March 31, 2015.

Key highlights of the Company’s financial results include:

•	Same store sales for company-owned Good Times restaurants increased 8.3% for the quarter on top of last year’s increase of 17.8%, the twentieth consecutive quarter of increasing same store sales

•	Restaurant Level Operating Profit for Good Times restaurants increased $224,000 or 27.5% over last year during the quarter (see schedule below)

•
Restaurant Level Operating Profit for the three Colorado Bad Daddy’s restaurants was $288,000 or 14.3% of sales during the quarter (see schedule below)  The Company’s second restaurant continues to generate the highest average weekly sales in the Bad Daddy’s system and had a Restaurant Level Operating Profit margin of 24.5% for the quarter

•	The Restaurant Level Operating Profit margin for Good Times restaurants increased by 160 basis points to 15.7% from 14.1% last year (see schedule below)

•	Preopening costs related to the development of new Bad Daddy’s Burger Bar restaurants in Colorado and a new Good Times restaurant were $185,000 during the quarter

•
Net Loss for the quarter decreased to $361,000 from $425,000 last year, with an increase in general and administrative expenses of $224,000 from last year related to Bad Daddy’s development,  stock compensation expense and an increase in investor relations expenses and an expense of $197,000 in acquisition costs related to the acquisition of Bad Daddy’s International that was announced subsequent to the quarter’s end

•
The Company ended the quarter with $11.4 million in cash plus assets held for sale of $1.1 million.   Subsequent to the quarter’s end, the Company announced the closing of a sale-leaseback for those assets that generated net proceeds of $1.52 million

•	The Company opened a new Good Times restaurant on May 7, 2015 in Aurora, Colorado, a suburb of Denver

Boyd Hoback, President & CEO said “We continue to see good profit flow through at Good Times on our incremental sales growth.  Bad Daddy’s sales and operating margins are doing very well, especially considering some excess labor costs we’re carrying at the store level to both adequately staff our most recent restaurant opening and to support the training to manage the four new restaurants we plan on opening by the end of the calendar year.  Of particular note is that the $288,000 restaurant level profit in the quarter for our three Bad Daddy’s included significantly higher opening labor for the new store that opened on January 7, 2015.  Sales at our newest Good Times and Bad Daddy’s are exceeding the system averages, and we are excited to accelerate our new restaurant growth of both concepts.  The new Good Times we opened in Aurora incorporates our new prototype design that supports our high quality, all natural brand statement and could help position us to grow beyond our core Colorado markets.“

Hoback added “We had cable television advertising running in the months of March and April featuring our Hatch Valley New Mexico Green Chile Breakfast Burritos for the first time and saw our breakfast sales climb each week with an increase of over 20% from the prior year during that time.  We announced the rollout of all natural, nitrate free bacon by May 1st that completes our 100% all natural protein platform, with television advertising support beginning the week of May 11th.”

On May 7, 2015, the Company reported that it had successfully completed a public offering of 2,783,810 shares of common stock, which included the full exercise of the underwriters’ over-allotment option, at $8.15 per share for net proceeds, after deducting underwriting discounts and commissions and offering expenses, of approximately $20.7 million.  Simultaneously and using the proceeds of the common stock offering, Good Times closed the purchase of all of the ownership interests in Bad Daddy’s International, LLC, which owns the Bad Daddy’s Burger Bar concept and ownership interests in seven Bad Daddy’s Burger Bar restaurants, for a total purchase price of $21 million consisting of $18.5 million of cash and a promissory note in the amount of $2.5 million.

Regarding Bad Daddy’s development, Hoback said “We plan to open four additional Bad Daddy’s restaurants by the end of the calendar year while we integrate the acquisition of Bad Daddy’s International and its seven North Carolina restaurants.   That gives us a platform for accelerated growth in 2016 and 100% ownership and control of the brand. We expect our annualized consolidated revenue run rate will be approximately $65 million to $70 million by the end of calendar 2015, and we plan to begin to provide more guidance for 2016 development next quarter as we fill our pipeline of new sites.”

Conference Call: Management will host a conference call to discuss its second quarter of fiscal 2015 financial results on Wednesday, May 13, 2015 at 9:00 a.m. Mountain/11:00 a.m. Eastern Time.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, Jim Zielke, Chief Financial Officer, Scott LeFever, Chief Operating Officer and Susan Knutson, Controller.

The conference call can be accessed live over the phone by dialing (866) 209-0088.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events & Presentations” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (“GTIM”) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, through its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 38 restaurants.

GTIM also operates and licenses Bad Daddy’s Burger Bar restaurants, a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.  There are currently 13 company, franchised and licensed Bad Daddy’s Burger Bar restaurants open.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Good Times Restaurants Inc.
Boyd E. Hoback, President and CEO, (303) 384-1411
Christi Pennington (303) 384-1440
Jim Zielke, Chief Financial Officer (303) 384-1432
Mike Porter, Porter, LeVay & Rose (212) 564-4700

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
Statement of Operations	2015	2014	2015	2014
Net Revenues:
Restaurant sales	$8,626	$6,006	$16,392	$11,835
Franchise revenues	88	84	177	166
Total net revenues	8,714	6,090	16,569	12,001

Restaurant Operating Costs:
Food and packaging costs	2,874	2,036	5,623	3,975
Payroll and other employee benefit costs	3,030	2,153	5,687	4,135
Restaurant occupancy costs	1,071	876	2,072	1,705
Other restaurant operating costs	384	213	721	411
New store preopening costs	185	221	422	369
Depreciation and amortization	272	160	493	303
Total restaurant operating costs	7,816	5,659	15,018	10,898

General and administrative costs	770	546	1,489	1,054
Advertising costs	278	253	555	487
Acquisition costs	197	0	197	0
Franchise costs	27	20	53	42
Gain on disposal of restaurants and equipment	(6)	(6)	(12)	(12)
Loss from Operations	(368)	(382)	(731)	(468)

Other Income (Expenses):
Interest expense, net	(4)	1	(1)	3
Other expense	(1)	(3)	(3)	(6)
Affiliate investment income (loss)	12	(41)	13	(113)
Total other income (expenses), net	7	(43)	9	(116)
Net Loss	$(361)	$(425)	$(722)	$(584)
Income attributable to non-controlling interest	(74)	(55)	(123)	(119)
Net Loss attributable to Good Times Restaurants Inc	$(435)	$(480)	$(845)	$(703)
Preferred stock dividends	0	29	0	59
Net Loss attributable to common shareholders	$(435)	$(509)	$(845)	$(762)

Basic and diluted loss per share:
Net loss attributable to common shareholders	$(0.05)	$(0.10)	$(0.09)	$(0.15)

Weighted Average Common Shares Outstanding:
Basic & Diluted	9,452	5,153	9,134	5,039

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	March 31,	September 30,
Balance Sheet Data	2015	2014
	(In thousands)
Cash & cash equivalents	$11,420	$9,894
Current assets	13,191	10,391
Property and Equipment, net	7,192	5,754
Other assets	767	736
Total assets	$21,150	$16,881

Current liabilities, including capital lease obligations and long-term debt due within one year	3,114	2,550
Long-term debt due after one year	1,178	177
Capital lease obligations due after one year	27	42
Other liabilities	989	791
Total liabilities	$5,308	$3,560
Stockholders’ equity	$15,842	$13,321

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations and Net Loss
(In thousands, except percentage data)

	Good Times Drive Thru Inc.				Bad Daddy’s of Colorado, LLC				Good Times Restaurants Inc.
	Three Months Ended March 31,				Three Months Ended March 31,				Three Months Ended March 31,
	2015		2014		2015		2014		2015
Restaurant Sales	$6,617	98.7%	$5,798	98.6%	$2,009	100%	$208	100.0%	0
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,240	33.9%	1,955	33.7%	634	31.6%	81	38.9%	0
Payroll and other employee benefit costs	2,220	33.5%	2,002	34.5%	810	40.3%	151	72.6%	0
Restaurant occupancy costs	902	13.6%	838	14.5%	169	8.4%	38	18.3%	0
Other restaurant operating costs	216	3.3%	188	3.2%	108	5.4%	19	9.1%	0
Restaurant-level operating profit	$1,039	15.7%	$815	14.1%	$288	14.3%	$(81)	(38.9%)	0

Franchise royalty income and (expense)	88	1.3%	84	1.4%	(60)	(3.0%)	(6)	(2.9%)	0

Deduct - Other operating:
Depreciation and amortization	185	2.8%	147	2.5%	87	4.3%	13	6.3%	0
General and administrative	650	9.7%	506	8.6%	120	6.0%	40	19.2%	0
Advertising costs	266	4.0%	233	4.0%	12	.6%	20	9.6%	0
Acquisition costs	0	0%	0	0%	0	0.0%	0	0.0%	$197
Franchise costs	27	0.4%	20	0.3%	0	0.0%	0	0.0%	0
Gain on disposal of restaurants and equipment	(6)	(0.1%)	(6)	(0.1%)	0	0.0%	0	0.0%	0
Preopening costs	34	0.5%	0	0.0%	151	7.5%	221	106.3%	0
Total other operating	$1,156	17.2%	$900	15.3%	$370	18.4%	$294	141.3%	$197

Income (loss) from Operations	$(29)	(.4%)	$(1)	0.0%	$(142)	(7.1%)	$(381)	(183.2%)	$(197)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations and Net Loss
(In thousands, except percentage data)

	Good Times Drive Thru Inc.				Bad Daddy’s of Colorado, LLC				Good Times Restaurants Inc.
	Six Months Ended March 31,				Six Months Ended March 31,				Six Months Ended March 31,
	2015		2014		2015		2014		2015
Restaurant Sales	$13,132	98.7%	$11,627	98.6%	$3,260	100%	$208	100.0%	0
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	4,580	34.9%	3,894	33.5%	1,043	32.0%	81	38.9%	0
Payroll and other employee benefit costs	4,335	33.0%	3,984	34.3%	1,352	41.5%	151	72.6%	0
Restaurant occupancy costs	1,790	13.6%	1,665	14.3%	282	8.7%	40	19.2%	0
Other restaurant operating costs	437	3.3%	386	3.3%	186	5.7%	19	9.1%	0
Restaurant-level operating profit	$1,990	15.2%	$1,698	14.6%	$397	12.2%	$(83)	(39.9%)	0

Franchise royalty income and (expense)	177	1.3%	166	1.4%	(98)	(3.0%)	(6)	(2.9%)	0

Deduct - Other operating:
Depreciation and amortization	343	2.6%	289	2.5%	150	4.6%	14	6.7%	0
General and administrative	1,281	9.6%	969	8.2%	208	6.4%	85	40.9%	0
Advertising costs	529	4.0%	467	4.0%	26	.8%	20	9.6%	0
Acquisition costs	0	0%	0	0%	0	0.0%	0	0.0%	$197
Franchise costs	53	0.4%	42	0.4%	0	0.0%	0	0.0%	0
Gain on disposal of restaurants and equipment	(12)	(0.1%)	(12)	(0.1%)	0	0.0%	0	0.0%	0
Preopening costs	98	0.7%	0	0.0%	324	9.9%	369	177.4%	0
Total other operating	$2,292	17.2%	$1,755	14.9%	$708	21.7%	$488	234.6%	$197

Income (loss) from Operations	$(125)	(.9%)	$109	0.9%	$(409)	(12.5%)	$(577)	(277.4%)	$(197)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the three and six months ended March 31, 2015 and March 31, 2014, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Net loss as reported	$(361)	$(425)	$(722)	$(584)

Adjustments to net loss:
Interest expense (income), net	4	(1)	1	(3)
Depreciation and amortization	272	160	493	303
Affiliate investment loss (income)	(12)	41	(13)	113
Preopening expense	185	221	422	369
Non-cash stock based compensation	85	32	153	64
Non-recurring acquisition costs	197	0	197	0
Non-cash disposal of assets	(6)	(6)	(12)	(12)
Adjusted EBITDA	$364	$22	$519	$250

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.